Exhibit 23.2


            Consent of Independent Registered Public Accounting Firm



We consent to incorporation by reference in this Registration Statement on Form S-8 of our report dated August 1, 2003 relating to the 2003 financial statements of Espey Mfg. & Electronics Corp., which appears in Espey Mfg. & Electronics Corp.'s Annual Report on Form 10-K for the year ended June 30, 2005.



/s/PricewaterhouseCoopers LLP
Albany, New York
October 10, 2005